Exhibit 99.1

Press Release

Clean Harbors Announces First-Quarter 2017 Financial Results

•          Reports 8% Increase in Revenues to $688.9 Million Driven by Growth in Safety-Kleen

•          Announces GAAP Net Loss of $21.4 Million, or $0.37 per Share

•          Posts Adjusted Net Loss of $10.9 Million, or $0.19 per Share

•          Achieves Adjusted EBITDA of $80.1 Million, Up 19% Year-over-Year

•          Confirms 2017 Adjusted EBITDA Guidance Range

NORWELL, Mass. – May 3, 2017 – Clean Harbors, Inc. (“Clean Harbors”) (NYSE: CLH), the leading provider of environmental, energy and industrial services throughout North America, today announced financial results for the first quarter ended March 31, 2017.

“We delivered strong top-line growth and Adjusted EBITDA in the first quarter, in line with our expectations, and we are on track to achieve our guidance for the full year,” said Alan S. McKim, Chairman, President and Chief Executive Officer.  “Our results reflect the operating leverage in our business model. Adjusted EBITDA grew at more than twice the rate of revenues, driven by higher waste volumes, cost reductions and improved pricing, particularly in our lube oil business.”

Revenues for the first quarter of 2017 increased 8% to $688.9 million, compared with $636.1 million in the same period a year ago.  Income from operations was $5.4 million in the first quarter of 2017, compared with a loss from operations of $4.1 million in the same period in 2016.

First-quarter 2017 net loss was $21.4 million, or $0.37 per share, which included the effects of not recognizing income tax benefits associated with pre-tax losses generated by certain of the Company’s Canadian subsidiaries totaling $10.5 million.  The Company reported an adjusted net loss for the first quarter of 2017 of $10.9 million, or $0.19 per share.  Net loss for the first quarter of 2016 was $20.9 million, or $0.36 per share, which included the non-cash effects of not recognizing certain Canadian income tax benefits totaling $7.9 million.  The Company reported an adjusted net loss for the first quarter of 2016 of $13.0 million, or $0.22 per share.  Net loss and adjusted net loss results for the first quarters of 2017 and 2016 included pre-tax integration and severance costs of $2.4 million and $9.4 million, respectively.

Adjusted EBITDA (see description below) in the first quarter of 2017 rose 19% to $80.1 million from $67.3 million in the same period of 2016.  Adjusted EBITDA margin improved by 100 basis points to 11.6% from 10.6% in the first quarter of 2016.

“Our Safety-Kleen segment generated a 19% gain in revenues and a 31% increase in Adjusted EBITDA in the first quarter,” McKim said.  “These results reflected strong growth in our Safety-Kleen branches, higher base oil and lubricant pricing, the acquisitions made in 2016 and the launch of our OilPlus™ closed loop offering.  Technical Services revenues also rose as we benefitted from the opening of our new incinerator in El Dorado, Arkansas.  With the new capacity we brought online, incinerator utilization was 79% in the quarter but would have been just over 90% without the new capacity, compared to 87% a year ago.  First-quarter landfill volumes declined 25% as the project environment remained slow to rebound.  In Industrial and Field Services, double-digit growth in Field Services was offset by lower revenue in Industrial Services, reflecting the sale of our Catalyst Services business and ongoing softness in Western Canada.  Oil, Gas and Lodging Services

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com remained under pressure but the rate of decline slowed as the North American energy market showed pockets of strength.

Business Outlook and Financial Guidance

“As we move into our seasonally stronger periods of the year, we expect momentum to accelerate across several key markets, particularly those related to our Technical Services and Safety-Kleen segments,” McKim said.  “After a sluggish first quarter, both U.S. Industrial Production and GDP are expected to pick up as the year advances, which should drive additional waste volumes into our network. This conclusion is supported by a noticeable uptick in customer activity and sales opportunities. With crude oil prices having stabilized in recent months, customers in multiple industries have been more confident in their spending decisions. In addition, the energy market itself has strengthened, with increases in rig counts and overall activity.  Base oil and lubricant prices have risen steadily – a positive development as we move toward the summer driving season.

“With our new El Dorado incinerator now successfully launched and fully operational, we are ready to capitalize on an improving economic outlook and opportunities for increased waste volumes, particularly as the Chemical sector begins to rebound from its slowdown this past year.  Within Safety-Kleen, we are confident that our closed-loop offering will grow incrementally throughout 2017, as we broaden the bulk lubricants delivery of our Performance Plus brands to additional metropolitan areas. Our Safety-Kleen branches continue to expand, aided by the acquisitions we made in 2016.  Finally, our focus on profitable growth and margin expansion in 2017 will be supported by our comprehensive and ongoing cost-reduction efforts,” McKim concluded.

Based on its first-quarter financial performance and current market conditions, Clean Harbors continues to expect full-year 2017 Adjusted EBITDA in the range of $435 million to $475 million. A reconciliation of the Company’s annual Adjusted EBITDA guidance to net income guidance is included below.  On a GAAP basis, the Company’s guidance is based on 2017 net income in the range of $4 million to $35 million.  Adjusted net income for 2017, which includes the recognition of the non-cash tax benefits in Canada and valuation allowances, is in the range of $24 million to $48 million. A reconciliation of the Company’s Adjusted EBITDA guidance and adjusted net income to net income guidance is included below.

Non-GAAP Results

Clean Harbors reports Adjusted EBITDA, which is a non-GAAP financial measure and should not be considered an alternative to net loss or other measurements under generally accepted accounting principles (GAAP), but viewed only as a supplement to those measurements.  The Company believes that Adjusted EBITDA provides additional useful information to investors since the Company’s loan covenants are based upon levels of Adjusted EBITDA achieved and the fact that management routinely evaluates the performance of its businesses based upon levels of Adjusted EBITDA.  The Company defines Adjusted EBITDA consistently and in accordance with its existing credit agreement, as described in the following reconciliation showing the differences between reported net loss and Adjusted EBITDA for the three months ended March 31, 2017 and 2016 (in thousands):

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

	For the Three Months Ended:
	March 31, 2017	March 31, 2016

Net loss	($21,393)	($20,871)
Accretion of environmental liabilities	2,290	2,505
Depreciation and amortization	72,412	68,902
Other expense	1,549	350
Interest expense, net	22,576	18,980
Provision (benefit) for income taxes	2,701	(2,546)
Adjusted EBITDA	$80,135	$67,320

This press release includes a discussion of net loss and loss per share adjusted for the non-cash impact of unbenefited tax losses in Canada as identified in the reconciliations provided below.  The Company believes that discussion of these additional non-GAAP measures provides investors with meaningful comparisons of current results to prior periods’ results by excluding items that the Company does not believe reflect its fundamental business performance.  The following shows the difference between net loss to adjusted net loss, and loss per share to adjusted loss per share for the three months ended March 31, 2017 and 2016 (in thousands, except per share amounts):

	For the Three Months Ended:
	March 31, 2017	March 31, 2016
Adjusted net loss
Net loss	($21,393)	($20,871)
Tax-related valuation allowances	10,451	7,918
Adjusted net loss	($10,942)	($12,953)

Adjusted loss per share
Loss per share	($0.37)	($0.36)
Tax-related valuation allowances	0.18	0.14
Adjusted loss per share	($0.19)	($0.22)

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Adjusted EBITDA Guidance Reconciliation

An itemized reconciliation between projected net income and projected Adjusted EBITDA is as follows:

	For the Year Ending December 31, 2017
	Amount
	(In millions)
Projected GAAP net income	$4	to	$35
Adjustments:
Accretion of environmental liabilities	11	to	10
Depreciation and amortization	290	to	280
Interest expense, net	91	to	91
Provision for income taxes	39	to	59
Projected Adjusted EBITDA	$435	to	$475

An itemized reconciliation between projected net income and projected adjusted net income is as follows:

	For the Year Ending December 31, 2017
	Amount
	(In millions)
Projected GAAP net income	$4	to	$35
Tax-related valuation allowances	20	to	13
Projected adjusted net income	$24	to	$48

Conference Call Information

Clean Harbors will conduct a conference call for investors today at 9:00 a.m. (ET) to discuss the information contained in this press release.  On the call, management will discuss Clean Harbors’ financial results, business outlook and growth strategy.  Investors who wish to listen to the webcast and view the accompanying slides should visit the Investor Relations section of the Company’s website at www.cleanharbors.com.  The live call also can be accessed by dialing 201.689.8881 or 877.709.8155 prior to the start of the call.  If you are unable to listen to the live call, the webcast will be archived on the Company’s website.

About Clean Harbors

Clean Harbors (NYSE: CLH) is North America’s leading provider of environmental, energy and industrial services. The Company serves a diverse customer base, including a majority of the Fortune 500, across the chemical, energy, manufacturing and additional markets, as well as numerous government agencies. These customers rely on Clean Harbors to deliver a broad range of services such as end-to-end hazardous waste management, emergency spill response, industrial cleaning and maintenance, and recycling services. Through its Safety-Kleen subsidiary, Clean Harbors also is North America’s largest re-refiner and recycler of used oil and a leading provider of parts washers and environmental services to commercial, industrial and automotive

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com customers. Founded in 1980 and based in Massachusetts, Clean Harbors operates throughout the United States, Canada, Mexico and Puerto Rico. For more information, visit www.cleanharbors.com.

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “estimates,” “projects,” or similar expressions. Such statements may include, but are not limited to, statements about future financial and operating results, and other statements that are not historical facts. Such statements are based upon the beliefs and expectations of Clean Harbors’ management as of this date only and are subject to certain risks and uncertainties that could cause actual results to differ materially including, without limitation, those items identified as “risk factors” in Clean Harbors’ most recently filed Form 10-K and Form 10-Q. Therefore, readers are cautioned not to place undue reliance on these forward-looking statements. Clean Harbors undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements other than through its filings with the Securities and Exchange Commission, which may be viewed in the “Investors” section of Clean Harbors’ website at www.cleanharbors.com.

Contacts

Investors:	Media:
Jim Buckley	Eric Kraus
SVP Investor Relations	EVP Corporate Communications & Public Affairs
Clean Harbors, Inc.	Clean Harbors, Inc.
781.792.5100	781.792.5100
Buckley.James@cleanharbors.com	Kraus.Eric@cleanharbors.com

42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands except per share amounts)

	For the Three Months Ended:
	March 31, 2017	March 31, 2016

Revenues	$688,941	$636,083
Cost of revenues (exclusive of items shown separately below)	496,585	464,279
Selling, general and administrative expenses	112,221	104,484
Accretion of environmental liabilities	2,290	2,505
Depreciation and amortization	72,412	68,902
Income (loss) from operations	5,433	(4,087)
Other expense	(1,549)	(350)
Interest expense, net	(22,576)	(18,980)
Loss before provision (benefit) for income taxes	(18,692)	(23,417)
Provision (benefit) for income taxes	2,701	(2,546)
Net loss	($21,393)	($20,871)
Loss per share:
Basic	($0.37)	($0.36)
Diluted	($0.37)	($0.36)

Shares used to compute loss per share — Basic	57,262	57,617
Shares used to compute loss per share — Diluted	57,262	57,617

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2017	December 31, 2016
Current assets:
Cash and cash equivalents	$297,366	$306,997
Accounts receivable, net	480,044	496,226
Unbilled accounts receivable	28,106	36,190
Deferred costs	19,037	18,914
Inventories and supplies	182,038	178,428
Prepaid expenses and other current assets	55,180	56,116
Total current assets	1,061,771	1,092,871
Property, plant and equipment, net	1,609,490	1,611,827
Other assets:
Goodwill	469,860	465,154
Permits and other intangibles, net	490,952	498,721
Other	13,580	13,347
Total other assets	974,392	977,222
Total assets	$3,645,653	$3,681,920
Current liabilities:
Accounts payable	218,676	229,534
Deferred revenue	64,379	64,397
Accrued expenses	183,957	190,721
Current portion of closure, post-closure and remedial liabilities	21,569	20,016
Total current liabilities	488,581	504,668
Other liabilities:
Closure and post-closure liabilities, less current portion	54,332	52,111
Remedial liabilities, less current portion	111,057	114,211
Long-term obligations	1,633,968	1,633,272
Deferred taxes, unrecognized tax benefits and other long-term liabilities	294,085	293,417
Total other liabilities	2,093,442	2,093,011
Total stockholders’ equity, net	1,063,630	1,084,241
Total liabilities and stockholders’ equity	$3,645,653	$3,681,920

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the Three Months Ended:
	March 31, 2017	March 31, 2016
Cash flows from operating activities:
Net loss	($21,393)	($20,871)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	72,412	68,902
Allowance for doubtful accounts	1,935	1,072
Amortization of deferred financing costs and debt discount	829	872
Accretion of environmental liabilities	2,290	2,505
Changes in environmental liability estimates	102	(95)
Deferred income taxes	196	7
Stock-based compensation	2,271	2,093
Net tax deficiency on stock based awards	—	(345)
Other expense	1,549	350
Environmental expenditures	(2,938)	(3,518)
Changes in assets and liabilities, net of acquisitions
Accounts receivable and unbilled accounts receivable	24,301	35,839
Inventories and supplies	(2,676)	(2,882)
Other current assets	(1,277)	1,838
Accounts payable	(13,609)	(36,195)
Other current and long-term liabilities	(6,873)	(10,283)
Net cash from operating activities	57,119	39,289
Cash flows used in investing activities:
Additions to property, plant and equipment	(42,462)	(75,781)
Proceeds from sales of fixed assets	1,030	1,273
Acquisitions, net of cash acquired	(11,946)	(34,993)
Proceeds on sale of business	2,018	—
Additions to intangible assets, including costs to obtain or renew permits	(751)	(512)
Proceeds from sale of investments	243	—
Net cash used in investing activities	(51,868)	(110,013)
Cash flows (used in) from financing activities:
Change in uncashed checks	(7,557)	(5,218)
Proceeds from exercise of stock options	46	—
Issuance of restricted shares, net of shares remitted	(1,021)	(1,425)
Repurchases of common stock	(6,796)	(4,998)
Deferred financing costs paid	(108)	(2,190)
Issuance of senior secured notes, including premium	—	250,625
Net cash (used in) from financing activities	(15,436)	236,794
Effect of exchange rate change on cash	554	4,567
(Decrease) increase in cash and cash equivalents	(9,631)	170,637
Cash and cash equivalents, beginning of period	306,997	184,708
Cash and cash equivalents, end of period	$297,366	$355,345
Supplemental information:
Cash payments for interest and income taxes:
Interest paid	$21,717	$21,808
Income taxes paid	5,519	5,848
Non-cash investing and financing activities:
Property, plant and equipment accrued	19,270	14,947
Receivable for estimated purchase price adjustment	1,972	250

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Supplemental Segment Data (in thousands)

	For the Three Months Ended:
Revenue	March 31, 2017			March 31, 2016
	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues
Technical Services	$230,218	$40,766	$270,984	$219,105	$35,232	$254,337
Industrial and Field Services	133,557	(8,255)	125,302	130,187	(6,688)	123,499
Safety-Kleen	292,901	(32,066)	260,835	246,961	(28,155)	218,806
Oil, Gas and Lodging Services	32,132	478	32,610	39,051	456	39,507
Corporate Items	133	(923)	(790)	779	(845)	(66)
Total	$688,941	$—	$688,941	$636,083	$—	$636,083

	For the Three Months Ended:
Adjusted EBITDA	March 31, 2017	March 31, 2016

Technical Services	$58,488	$60,398
Industrial and Field Services	1,913	433
Safety-Kleen	52,368	40,055
Oil, Gas and Lodging Services	(211)	1,310
Corporate Items	(32,423)	(34,876)
Total	$80,135	$67,320

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com